UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

PEREGRINE PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following is a press release issued by Peregrine Pharmaceuticals, Inc. on July 31, 2017.

Peregrine Provides Strategic Update

Plans to Expand Board of Directors to Add CDMO and Biologics Industry Expertise

Search for a Dedicated President to Head Avid Bioservices CDMO Business to Commence

Continues to Evaluate Strategic Options for Advancing R&D Business

TUSTIN, Calif., July 31, 2017 – Peregrine Pharmaceuticals, Inc. (Nasdaq: PPHM) today announced that it intends to increase the size of its Board of Directors from four to up to seven members through the addition of new highly-qualified independent directors with CDMO and biologics experience. The Company also announced that it plans to initiate a search for a dedicated President to lead its wholly-owned CDMO subsidiary, Avid Bioservices, Inc. Lastly, the Company today provided an update on its evaluation of strategic options for advancing its R&D business.

Addition of Board Members

“We look forward to adding new directors with valuable CDMO and biologics industry experience and skills to the Board, broadening our overall expertise and complementing the capabilities and experience of our current directors,” said Carlton Johnson, Chairman of Peregrine’s Board of Directors. “The Board and management will benefit from the additional perspectives provided by new directors who share our commitment to maximizing stockholder value.”

“The Board has played an important role in supporting the growth of the CDMO business and has provided the management team with valuable insight and support over many years. This support was critical in allowing us to build a successful CDMO business while simultaneously advancing our R&D pipeline,” said Steven King, President, CEO and Director of Peregrine and President of Avid Bioservices. “As we continue to evaluate a number of strategic options to sharpen the focus of each of our two distinct businesses and enhance shareholder value, I am confident that these planned additions will enhance our ability to successfully lead the Company through this critical process.”

Search for Dedicated Avid Bioservices President

Peregrine also plans to appoint a new dedicated President to lead Avid and focus entirely on executing the CDMO business’ growth strategy. The new President will report directly to Mr. King while the company continues to evaluate strategic options including potentially separating the R&D and CDMO businesses. The Company believes that the addition of the new President for Avid and the addition of board members with CDMO experience will strengthen Avid’s position for future success regardless of the strategic alternatives the Company may pursue. Mr. King, who has served as President of Avid since its formation, will continue to serve in his current role until a candidate is hired in order to ensure continued high level services for its current customers and to make sure there is a successful and smooth transition to the new leadership.

Avid was formed in 2002 to service the attractive commercial bio-manufacturing market. Over the last 15 years, Avid has become a leader in implementing disposable bio-manufacturing processes at commercial scale for large molecule API manufacturing. The Company has achieved a premiere customer list, excellent regulatory track record and strong competitive position from which it can capitalize on favorable industry growth trends. In fiscal year 2017, Avid generated revenues of over $57 million and achieved a five-year compounded annual revenue growth rate of 31%.

1

“Avid has experienced remarkable and steady growth over the last several years, and we are taking steps to ensure that it remains well-positioned to take advantage of the growing demand for biologics and biosimilar drugs,” said King. “We have a clear strategic plan and proven track-record in our CDMO business, as evidenced by our investments in the state-of-the-art Myford facility, our progress securing new customers and expanding our services offerings, and our recent record financial results. With the addition of a new dedicated President, Avid will benefit from a leadership team focused solely on executing its long-term strategic plan of driving growth, diversifying its customer base and optimizing its operations and facilities.”

R&D Business Update

Continued King, “At the same time, we are actively evaluating strategic options for advancing our R&D business. We are working with researchers at some of the leading research institutes in the world and have seen renewed and encouraging interest in the bavituximab program from influential key opinion leaders. We believe recent promising clinical data from our bavituximab program, in addition to our other R&D assets, strongly supports continued advancement of the pipeline with the goal of providing patients with new cancer treatment options. Leveraging the scientific expertise of key opinion leaders, we will apply great rigor in assessing additional investments and identifying the best way to move our R&D programs forward.”

“As we recently noted on our fourth quarter conference call, Peregrine is at the start of a transformative journey, which includes exploring strategic alternatives,” said King. “We are focused on enhancing shareholder returns as we capitalize on long-term opportunities available to Avid and pursue the optimal path forward for our drug development franchise. The search for new Board members and a new dedicated leader for Avid mark the first in a series of planned strategic actions that will strengthen the position of Avid as a more independent and potentially as a completely independent entity with a focus on revenue growth and increased profitability. We will also continue to explore the best strategic alternatives for the R&D pipeline in order to maximize value for stockholders.”

Peregrine will be working with a nationally recognized executive search firm to assist in identifying highly qualified candidates for the Avid President and Board of Directors positions. The Company intends to appoint a President to the Avid business in the coming months and include the identified directors in its slate of nominees for election to the Board at its next Annual Meeting of Stockholders.

About Peregrine Pharmaceuticals, Inc.

Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company committed to improving the lives of patients by delivering high quality pharmaceutical products through its contract development and manufacturing organization (CDMO) services and through advancing and licensing its investigational immunotherapy and related products. Peregrine's in-house CDMO services, including cGMP manufacturing and development capabilities, are provided through its wholly-owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and biomanufacturing services for both Peregrine and third-party customers. The company is also working to evaluate its lead immunotherapy candidate, bavituximab, in combination with immune stimulating therapies for the treatment of various cancers, and developing its proprietary exosome technology for the detection and monitoring of cancer. For more information, please visit www.peregrineinc.com.

About Avid Bioservices, Inc.

Avid Bioservices, a wholly owned subsidiary of Peregrine Pharmaceuticals, provides a comprehensive range of process development, high quality cGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries. With over 20 years of experience producing monoclonal antibodies and recombinant proteins in batch, fed-batch and perfusion modes, Avid's services include cGMP clinical and commercial product manufacturing, purification, bulk packaging, stability testing and regulatory strategy, submission and support. The company also provides a variety of process development activities, including cell line development and optimization, cell culture and feed optimization, analytical methods development and product characterization. For more information about Avid, please visit www.avidbio.com.

2

Forward–Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “guidance,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning, including, without limitation, statements regarding Peregrine’s intent to increase the size of its Board of Directors and add independent members with CDMO and biologics experience, the company’s intent to initiate a search for a President to lead its wholly-owned CDMO subsidiary, Avid Bioservices, Inc., Peregrine’s plans for advancing its R&D business, as well as the expected timing for the foregoing matters. All statements that reflect Peregrine’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements and guidance regarding future financial results or operating performance. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Peregrine believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to the risk factors discussed in Peregrine’s Form 10-K for the year ended April 30, 2017, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Peregrine disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Important Additional Information

Peregrine intends to file a proxy statement with the Securities and Exchange Commission (SEC) in connection with the solicitation of proxies for Peregrine’s 2017 Annual Meeting (Proxy Statement) with an associated WHITE proxy card. Peregrine, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2017 Annual Meeting. Information regarding the names of Peregrine’s directors and executive officers and their respective interests in Peregrine by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Peregrine, for the fiscal year ended April 30, 2017, filed with the SEC on July 14, 2017, and Peregrine’s proxy statement for the 2016 Annual Meeting, filed with the SEC on August 26, 2016. To the extent holdings of such participants in Peregrine’s securities are not reported, or have changed since the amounts described, in the 2016 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of Peregrine’s Board of Directors for election at the 2017 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by Peregrine free of charge from the SEC’s website, www.sec.gov. Peregrine’s stockholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to Peregrine, Corporate Secretary’s Office, 14282 Franklin Avenue, Tustin, CA 92780, by calling Peregrine’s proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885, or from Peregrine’s website at www.Peregrine.com.

Contacts:

Stephanie Diaz (investors)

Vida Strategic Partners

415-675-7401

sdiaz@vidasp.com

Tim Brons (media)

Vida Strategic Partners

415-675-7402

tbrons@vidasp.com

3